                              HEWLETT-PACKARD LOGO
                             INFORMATION STATEMENT
                            ------------------------

                                  SPIN-OFF OF
                           AGILENT TECHNOLOGIES, INC.
                            THROUGH THE DISTRIBUTION
                                       BY
                            HEWLETT-PACKARD COMPANY
                            OF 380,000,000 SHARES OF
                       AGILENT TECHNOLOGIES COMMON STOCK
                                       TO
                       HEWLETT-PACKARD COMMON SHAREOWNERS

     We are sending you this Information Statement because we are spinning off our Agilent Technologies, Inc. subsidiary to the holders of our common stock. We are effecting this spin-off by distributing .3814 of a share of Agilent Technologies common stock as a dividend on each outstanding share of Hewlett-Packard common stock, amounting to 380,000,000 shares of Agilent Technologies common stock in total. The dividend will be distributed after market close on June 2, 2000 to holders of record of Hewlett-Packard common stock at 5:00 p.m. Eastern time on May 2, 2000.

     Agilent Technologies is a global diversified technology company that provides enabling solutions to high growth markets within the communications, electronics, healthcare and life sciences industries. Agilent Technologies is a global leader in designing and manufacturing test, measurement and monitoring instruments, systems and solutions and semiconductor products and optical components. Last year, the Hewlett-Packard Board of Directors determined that it would be in the best interests of Hewlett-Packard shareowners to separate Agilent Technologies from Hewlett-Packard. In November 1999, Agilent Technologies completed an initial public offering of about 15.9% of its common stock. Following this spin-off, we will no longer own a significant number of shares of Agilent Technologies and Agilent Technologies will be a fully independent, publicly-traded company. No vote of Hewlett-Packard shareowners is required in connection with the Agilent Technologies spin-off. Therefore, you are not required to take any action. We are sending you this Information Statement, which contains additional information about the terms of the spin-off, certain tax consequences of the spin-off, Agilent Technologies and Agilent Technologies' common stock, for your information only. If you would like more information, please call Corporate Investor Communications, our information agent, at 1-800-553-4656 (international callers should obtain the AT&T access code for their country in order to use this number). You may also check our website at http://www.hp.com/financials.

     Neither the Securities and Exchange Commission nor any state securities regulators have approved the Agilent Technologies common stock to be issued to you pursuant to this spin-off or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense. The date of this Information Statement is May 11, 2000.

CARLETON S. FIORINA                                    HEWLETT-PACKARD COMPANY
President and
                                                       3000 Hanover Street
Chief Executive Officer
                                                       Palo Alto, CA 94304

                                                       www.hp.com




                              HEWLETT-PACKARD LOGO

May 11, 2000

To our Shareowners:

We are pleased to send you this Information Statement about our spin-off of Agilent Technologies, Inc. The Information Statement provides you with important information concerning:

     - the U.S. federal income tax treatment of the Agilent Technologies shares you will receive,

     - how we determined the number of shares you will receive,

     - how fractional shares will be treated,

     - a brief description of the background and business of Agilent Technologies, and

     - how you can obtain additional information about these matters.

We are confident that the spin-off will benefit Hewlett-Packard, Agilent Technologies and you, our shareowners. We believe that both Hewlett-Packard and Agilent Technologies will become stronger and more competitive as a result of the separation. Thank you for your investment in Hewlett-Packard.

Sincerely,

/s/ CARLETON FIORINA

                         INFORMATION ABOUT THE SPIN-OFF

THE SPIN-OFF

     On April 7, 2000, the Hewlett-Packard Board of Directors approved the spin-off of Agilent Technologies to holders of Hewlett-Packard's common stock. To effect this spin-off, the Hewlett-Packard Board declared a dividend on Hewlett-Packard common stock consisting of 380,000,000 shares of Agilent Technologies common stock owned by Hewlett-Packard. These shares represent about 84.0% of the outstanding Agilent Technologies common stock. The dividend will be distributed after market close on June 2, 2000, in the amount of .3814 of a share of Agilent Technologies common stock for each share of Hewlett-Packard common stock outstanding on the record date as described below.

     You will not be required to pay any cash or other consideration for the whole shares of Agilent Technologies common stock distributed to you or to surrender or exchange your shares of Hewlett-Packard common stock to receive the dividend of Agilent Technologies common stock.

THE NUMBER OF SHARES YOU WILL RECEIVE

     For each share of Hewlett-Packard common stock that you owned at 5:00 p.m. Eastern time on May 2, 2000, the record date, you will be entitled to receive that number of shares equal to the quotient obtained by dividing the total number of shares of Agilent Technologies common stock to be distributed in the spin-off by the approximate number of shares of Hewlett-Packard common stock outstanding at 5:00 p.m. Eastern time on the record date. Thus, the following equation determines the number of shares of Agilent Technologies common stock you will be entitled to receive for each share of Hewlett-Packard common stock you hold:

Total number of shares of Agilent Technologies to
be                                                    =   380,000,000     =   .3814
distributed in the spin-off                               996,329,000
Approximate number of shares of Hewlett-Packard
common stock outstanding as of 5:00 p.m., Eastern
time, on the record date

     Based on the approximate number of shares of Hewlett-Packard Common Stock outstanding as of 5:00 p.m. Eastern time on May 2, 2000, you will be entitled to receive .3814 of a share of Agilent Technologies common stock for each share of Hewlett-Packard common stock you owned at 5:00 p.m. Eastern time on the record date.

TRADING BETWEEN THE RECORD DATE AND DISTRIBUTION DATE

     Between the record date and market close on June 2, 2000, the distribution date, there will be two markets in Hewlett-Packard common stock, a "regular way" market and an "ex-dividend" market. Shares that trade on the regular way market will trade with an entitlement to shares of Agilent Technologies common stock distributed pursuant to the spin-off. Shares that trade on the ex-dividend market will trade without an entitlement to shares of Agilent Technologies common stock distributed pursuant to the spin-off. Therefore, if you owned shares of Hewlett-Packard common stock at 5:00 p.m. Eastern time on the record date, and sell those shares on the regular way market prior to market close on June 2, 2000, the distribution date, you will also be trading the shares of Agilent Technologies common stock that would have been distributed to you pursuant to the spin-off. If you sell those shares of Hewlett-Packard common stock on the ex-dividend market prior to the distribution date, you will still receive the shares of Agilent Technologies common stock that were to be distributed to you pursuant to your ownership of the shares of Hewlett-Packard common stock.

     Furthermore, between the record date and market close on the distribution date there will be two markets in Agilent Technologies common stock, a "regular way" market and a "when-issued trading" market. The regular way market will be the same market for shares of Agilent Technologies common stock that currently exists. The when-issued trading market will be a market for shares of Agilent Technologies common stock that will be distributed to Hewlett-Packard shareowners on the distribution date. If you owned shares of Hewlett-Packard common stock at 5:00 p.m. Eastern time on the record date, then you are entitled to shares of Agilent Technologies common stock distributed pursuant to the spin-off. You may trade this entitlement to shares of

Agilent Technologies common stock, without the shares of Hewlett-Packard common stock you own, on the when-issued trading market.

WHEN AND HOW YOU WILL RECEIVE THE DIVIDEND

     We will distribute the dividend after market close on June 2, 2000 by releasing our shares of Agilent Technologies common stock to be distributed in the spin-off to Harris Trust and Savings Bank, our transfer agent. As of 5:00 p.m. Eastern time on June 2, 2000 the transfer agent will cause the shares of Agilent Technologies common stock to which you are entitled to be registered in your name. As of that time, you will become the record holder of that number of shares of Agilent Technologies common stock.

     The transfer agent will not deliver any fractional shares of Agilent Technologies common stock in connection with the spin-off. Instead, the transfer agent will aggregate all fractional shares and sell them on behalf of those holders who otherwise would be entitled to receive a fractional share. Such holders will then receive a cash payment in the amount of their pro rata share of the total net proceeds of that sale.

     You will receive stock certificates representing your ownership of whole shares of Agilent Technologies common stock from the transfer agent. The transfer agent will begin mailing stock certificates representing your ownership of whole shares of Agilent Technologies common stock on or promptly after June 2, 2000, the distribution date. Your check for any cash that you may be entitled to receive instead of fractional shares of Agilent Technologies common stock will follow separately. We currently estimate that it will take about two weeks from the dividend payment date for the transfer agent to complete these mailings.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     Tax-Free Status of the Spin-off. We have received a private letter ruling from the IRS stating that our distribution of whole shares of Agilent Technologies common stock to our common shareowners in connection with the spin-off will be tax-free to us and to the holders of our common stock for U.S. federal income tax purposes. This means that for U.S. federal income tax purposes:

     - Hewlett-Packard common shareowners will not recognize a gain or loss by reason of the receipt of whole shares of Agilent Technologies common stock as a result of the spin-off; and

     - Hewlett-Packard will not recognize a gain or loss by reason of the spin-off.

     Although private letter rulings are generally binding on the IRS, we and our shareowners will not be able to rely on the ruling if any of the factual representations or assumptions we made to obtain the ruling are incorrect or untrue in any material respect. We are not aware of any facts or circumstances that would cause any of these representations or assumptions to be incorrect or untrue in any material respect. Nevertheless, if the IRS subsequently held our spin-off to be taxable, the above consequences would not apply and we and our common shareowners could be subject to tax.

     Subsequent Sale of Stock. If you sell your shares of Agilent Technologies common stock or Hewlett-Packard common stock after the distribution, you will recognize gain or loss on such sale based on the difference between the proceeds you receive from the sale and the tax basis allocated to the shares you sold as described below under "Allocation of Tax Basis." This gain or loss will be a capital gain or loss, assuming that you held such shares as a capital asset, and will be a long-term or short-term gain or loss based on your holding period for such shares as described below under "Holding Period."

     Allocation of Tax Basis. Your tax basis for the Agilent Technologies common stock received in the spin-off will be determined based on your tax basis in the Hewlett-Packard common stock with respect to which your distribution of Agilent Technologies common stock was made. Following the spin-off, your aggregate tax basis in your shares of Hewlett-Packard common stock and Agilent Technologies common stock, including any fractional shares sold for cash as described above, will be the same as your tax basis in your shares of Hewlett-Packard common stock immediately prior to the spin-off. The aggregate tax basis in your shares of Hewlett-Packard common stock immediately prior to the spin-off will be allocated between your Agilent Technologies common stock and Hewlett-Packard common stock in proportion to the fair market value of your shares of Hewlett-Packard common stock and Agilent Technologies common stock at market close on the June 2, 2000 distribution date.

     Holding Period. The holding period for capital gains purposes of the shares of Agilent Technologies common stock that you receive as a result of the spin-off will include the holding period for your shares of Hewlett-Packard common stock with respect to which your distribution of Agilent Technologies common stock was made, provided that your shares of Hewlett-Packard common stock are held as a capital asset on the dividend payment date.

     Treatment of Fractional Shares. If you receive cash in lieu of a fractional share of Agilent Technologies common stock as part of the spin-off, such cash will be treated for U.S. federal income tax purposes as paid in exchange for such fractional share of stock. You will realize a capital gain or loss, provided that the fractional share is considered to be held as a capital asset, measured by the difference between the cash you receive for such fractional share and your tax basis in that fractional share as described above. This capital gain or loss will be treated as a long-term or short-term gain or loss based on your holding period for the Hewlett-Packard common stock on which you received your distribution of Agilent Technologies common stock.

     Examples.

     To aid you in calculating the allocation of your tax basis, we have provided examples below, based on the fictitious Companies P and S. In the following examples, "Company P" is the name of the parent company spinning off its subsidiary, "Company S." Pursuant to Company P's distribution of the stock it holds of Company S, each holder of Company P common stock is entitled to receive .35 of a share of Company S common stock for every share of Company P common stock held by such holder.

     1. On January 4, 1999, Stockholder purchased 100 shares of Company P common stock at $70 per share for a total of $7,000. Stockholder's tax basis in her shares of Company P common stock is $7,000. After the distribution, Stockholder received 35 shares of Company S common stock. On July 1, 2000, Stockholder sold her shares of Company P common stock for $125 per share and Company S common stock for $100 per share. Stockholder's proceeds from the sale totaled $16,000. Stockholder's aggregate tax basis in the shares of Company S common stock and Company P common stock was $7,000. Therefore, Stockholder will be subject to long-term capital gains tax on $9,000.

     2. On January 4, 1999, Stockholder purchased 50 shares of Company P common stock at $70 per share for a total of $3,500. Stockholder's tax basis in her shares of Company P common stock is $3,500. On the distribution date, the fair market value of Company P common stock was $125 per share and the fair market value of Company S common stock was $100 per share. Upon the distribution, Stockholder was entitled to 17.5 shares of Company S common stock. Stockholder received 17 shares of Company S common stock and $50 in cash, one-half of the value of one share of Company S common stock. Stockholder's aggregate tax basis in the shares of Company S common stock and Company P common stock she holds after the distribution is $3,500. The fair market value of one share of Company P common stock on the distribution date was 125% of the fair market value of one share of Company S common stock. Therefore, Stockholder's per share tax basis in her Company P common stock should be 125% of her per share tax basis in her Company S common stock. The sum of Stockholder's per share tax basis in Company P common stock multiplied by the number of shares of Company P common stock she holds plus Stockholder's per share tax basis in Company S common stock multiplied by the number of shares of Company S common stock she holds equals her aggregate tax basis. Thus, the following equation will yield her per shares tax basis in Company S common stock:

        (S x X) + (P x Y) = Stockholder's aggregate tax basis

           S equals the number of shares of Company S common stock (including fractional shares) held by Stockholder;

           P equals the number of shares of Company P common stock held by Stockholder;

           X equals Stockholder's per share tax basis in Company S common stock;

           Y equals Stockholder's per share tax basis in Company P common stock; and

        Y = R x X

           R equals the percent of the fair market value of Company S common stock represented by the fair market value of Company P common stock.

        Thus, in the example above X is determined by the following formula:

        17.5X + 50 (1.25 x X) = 3,500

     Therefore, Stockholder's per share tax basis in her Company S common stock is $43.75. Stockholder's per share tax basis in her Company P common stock is $54.69. Note: You cannot add the per share tax basis of a share of Company P and a share of Company S together to equal the per share tax basis of Company P before the distribution ($70). You must multiply the per share tax basis of one share of Company S stock by .35 because that is how many shares you receive for each share of Company P common stock. In our example, to check the calculation, use the following formula:

        ($54.69) + (.35 x $43.75) = X

        $54.69 + $15.31 = $70 (the original per share tax basis)

     Stockholder will be subject to long-term capital gains tax on $28.12, the difference between her basis in one half of a share of Company S common stock, or $21.88, and the $50 she received as payment for her half share of Company S common stock.

     State, Local and Foreign Tax Consequences. You should consult your own tax advisor regarding the state, local and foreign tax consequences of your receipt of shares of Agilent Technologies common stock and any payment for fractional shares.

     Tax Return Statement. U.S. Treasury regulations require you to attach to your U.S. federal income tax return, for the year in which the spin-off occurs, a detailed statement setting forth certain information regarding the nature of the spin-off. Within a reasonable time after completion of the spin-off, we will provide you with the information necessary to comply with that requirement. You should retain this statement so it can be completed and attached to your tax return.

     The summary of U.S. federal income tax consequences set forth above is for general information purposes only and may not be applicable to shareowners who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Internal Revenue Code. All shareowners should consult their own tax advisors as to the particular tax consequences to them of the spin-off, including the state, local and (if applicable) foreign tax consequences.

                     INFORMATION ABOUT AGILENT TECHNOLOGIES

OVERVIEW OF AGILENT TECHNOLOGIES

                                    BUSINESS

     Agilent Technologies is a global diversified technology company that provides enabling solutions to high growth markets within the communications, electronics, healthcare and life sciences industries. Agilent Technologies' broad technology portfolio and its experience in working with market-leading customers in more than 120 countries has allowed it to establish and advance its leadership across multiple markets.

     Agilent Technologies includes the following four primary businesses:

     - TEST AND MEASUREMENT, which provides test instruments, standard and customized test, measurement and monitoring instruments and systems for the design, manufacture and support of electronics and communications devices and software for the design of high-frequency electronic and communications devices;

     - SEMICONDUCTOR PRODUCTS, which provides fiber optic communications devices and assemblies, integrated circuits for wireless applications, application-specific integrated circuits, optoelectronic devices and image sensors;

     - HEALTHCARE SOLUTIONS, which provides patient monitoring, ultrasound imaging and cardiology products and systems; and

     - CHEMICAL ANALYSIS, which provides analytical instruments, systems and services for chromatography, spectroscopy and bio-instrumentation.

     Agilent Technologies' test and measurement and semiconductor businesses share focus on growth opportunities in the communications sector, while its healthcare and chemical analysis businesses share focus on growth opportunities in healthcare and life sciences. All of its businesses are supported by the technical expertise of Agilent Technologies Laboratories, one of the world's foremost industrial research and development organizations. Agilent Technologies Laboratories is thoroughly integrated with Agilent Technologies' businesses in design, development and manufacturing engineering, and substantially all of its development engineers are aligned with the research and development teams in Agilent Technologies' individual businesses.

     Over the 60-year history of the businesses of Agilent Technologies, they have developed close relationships with market-leading customers, working with thousands of customers around the world as technologies, business needs and global economic conditions have undergone dramatic changes. These close relationships have provided Agilent Technologies invaluable strategic market insights and have been central to its success.

     Agilent Technologies has established leadership positions across multiple markets and is a leading supplier of:

     - test and measurement instruments and systems;

     - application-specific semiconductor devices, fiber optic components and assemblies and imaging components;

     - patient monitoring and ultrasound imaging equipment and automatic external defibrillators; and

     - chemical measurement instruments and systems.

     Agilent Technologies sells its products primarily through Agilent Technologies' direct sales force, but Agilent Technologies also utilizes distributors, resellers, telesales and electronic commerce. Of its total net revenue of $8.3 billion in the fiscal year ended October 31, 1999, Agilent Technologies generated 44.8% in the United States and 55.2% internationally. As of October 31, 1999, Agilent Technologies employed approximately 42,000 people worldwide. Agilent Technologies has major research and development and manufactur-ing sites in California, Colorado, Delaware, Massachusetts, and Washington in the United States and in China, Germany, Japan, Korea, Malaysia, Singapore and the United Kingdom.

BACKGROUND OF THE SEPARATION OF AGILENT TECHNOLOGIES FROM HEWLETT-PACKARD

     In March 1999, Hewlett-Packard's Board of Directors decided to strategically realign Hewlett-Packard to create two distinct companies, one focused on Hewlett-Packard's computing and imaging businesses, the other on Agilent, containing HP's test and measurement businesses, semiconductor products, chemical analysis and healthcare solutions businesses. On March 2, 1999 Hewlett-Packard's Board of Directors approved the realignment in the form of a spin-off transaction. In connection with the spin-off, Hewlett-Packard transferred the assets and liabilities of its Measurement Organization which includes its test and measurement, semiconductor products, chemical analysis and healthcare solutions businesses to Agilent Technologies on November 1, 1999, the separation date. Immediately after the separation date, Agilent Technologies began operating as a separate subsidiary of Hewlett-Packard. Agilent Technologies launched an initial public offering of approximately 15.9% of its Common Stock on November 18, 1999. Upon the completion of the initial public offering, Hewlett-Packard owned approximately 84.1% of the shares of Agilent Technologies Common Stock.

     In the final step of the realignment, Hewlett-Packard plans to distribute all of the shares of Agilent Technologies common stock it owns to the holders of Hewlett-Packard's common stock on a pro rata basis. On April 7, 2000, the Hewlett-Packard Board of Directors approved the distribution of 380,000,000 shares of Agilent Technologies common stock to holders of Hewlett-Packard common stock as of 5:00 p.m. Eastern time on May 2, 2000 by means of a dividend as described in this Information Statement. After the spin-off, Hewlett-Packard will not own a significant number of shares of Agilent Technologies common stock and Agilent Technologies will be a fully independent, publicly-traded company.

              INFORMATION ABOUT AGILENT TECHNOLOGIES COMMON STOCK

AGILENT TECHNOLOGIES COMMON STOCK

     Under Agilent Technologies' Amended and Restated Certificate of Incorporation, the authorized capital stock of the company is 2,000,000,000 shares of common stock, $.01 par value, and 125,000,000 shares of undesignated preferred stock, $.01 par value. As of April 30, 2000, there were 452,272,467 shares of Agilent Technologies common stock outstanding and no shares of Agilent Technologies preferred stock outstanding.

MARKET FOR AGILENT TECHNOLOGIES COMMON STOCK

     Agilent Technologies common stock trades on the New York Stock Exchange under the symbol "A." A public market was established for Agilent Technologies common stock as a result of Agilent Technologies' initial public offering in November 1999.

     The following table sets forth, for the periods indicated, the high and low sale prices of Agilent Technologies common stock as reported on the New York Stock Exchange. We urge you to obtain current quotations for Agilent Technologies common stock.

                           2000                              HIGH       LOW
                           ----                             -------    ------
First Quarter (November 18 to January 31).................  $ 79.25    $40.00
Second Quarter (February 1 to April 30)...................  $159.00    $71.00

AGILENT TECHNOLOGIES TRANSFER AGENT

     The transfer agent and registrar for Agilent Technologies common stock is Harris Trust and Savings Bank. You may contact the transfer agent and registrar at the address set forth below or at its toll free number 1-800-286-5977. Stockholders outside the United States and Canada may contact the transfer agent and registrar by calling (312) 461-4061. All correspondence should be sent to the following address:

     Harris Trust and Savings Bank
     Shareholder Services
     P.O. Box A3504
     Chicago, Illinois 60690

     Agilent Technologies and Hewlett-Packard are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, each company files registration statements, reports, proxy statements and other information with the Securities and Exchange Commission, or SEC, including financial statements. Agilent Technologies has been subject to the Securities Exchange Act reporting requirements for at least 90 days and is current in its reporting. If you would like more information about Agilent Technologies, we urge you to read Agilent Technologies' reports filed with the SEC.

     You may read and obtain copies (at prescribed rates) of Agilent Technologies' and Hewlett-Packard's reports at the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549. You may also obtain these reports at the SEC's website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also inspect these reports at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

5980-1407EUS